UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
March 20, 2007
Date of Report (Date of earliest event reported)
SOVEREIGN BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation)	1-16581 (Commission File Number)	23-2453088 (IRS Employer Ident. No.)

1500 Market Street, Philadelphia, Pennsylvania (Address of principal executive offices)		19102 (Zip Code)
(215) 557-4630
Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01 Other Events.
     On March 23, 2007, Sovereign Bancorp, Inc. (the “Company”) completed the issuance and sale in a public offering of $300,000,000 aggregate principal amount of the Company’s Senior Floating Rate Notes due 2010 (the “Notes”), which were issued pursuant to a first supplemental indenture, dated as of March 23, 2007, between the Company and BNY Midwest Trust Company (the “Trustee”), under the Senior Indenture, dated as of November 1, 2005, between the Company and the Trustee.
     The Notes issued and sold in the public offering were registered by the Company under the Securities Act of 1933, as amended, pursuant to a shelf-registration statement on Form S-3ASR (File no. 333-133514) (as amended by Post-Effective Amendment No. 1 to Form S-3ASR filed on June 2, 2006), as supplemented by a prospectus supplement dated March 20, 2007.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits:
1.1	Underwriting Agreement, dated March 20, 2007, between Sovereign Bancorp, Inc. and Banc of America Securities LLC, as representative of the several underwriters.
4.1	Form of Note (included as part of Exhibit 4.2).
4.2	First Supplemental Indenture, dated as of March 23, 2007, between Sovereign Bancorp, Inc. and BNY Midwest Trust Company.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOVEREIGN BANCORP, INC.
Dated: March 23, 2007	By:	/s/ Stacey V. Weikel
Stacey V. Weikel
Senior Vice President

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement, dated March 20, 2007, between Sovereign Bancorp, Inc. and Banc of America Securities LLC, as representative of the several underwriters

4.1	Form of Note (included as part of Exhibit 4.2)

4.2	First Supplemental Indenture, dated as of March 23, 2007, between Sovereign Bancorp, Inc. and BNY Midwest Trust Company